UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2017

TESARO, Inc.

(Exact name of registrant as specified in its charter)

Delaware (state or other jurisdiction of incorporation)	001-35587 (Commission File Number)	27-2249687 (I.R.S. Employer Identification No.)

1000 Winter Street Suite 3300 Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (339) 970-0900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 7 — Regulation FD

Item 7.01.  Regulation FD Disclosure.

TESARO, Inc. (“TESARO” or the “Company”) provided a business and clinical development pipeline update during an investor briefing and webcast held in conjunction with the American Society for Clinical Oncology (ASCO) 2017 annual meeting.  During the investor briefing, TESARO announced that, among other things, (i) initial data from the Company’s TOPACIO trial of niraparib plus KEYTRUDA® (pembrolizumab) demonstrated a disease control rate of 69% (9 of 13 patients), in patients with platinum-resistant ovarian cancer, (ii) results from a Phase 1 study of TSR-042, the Company’s PD-1 antibody, demonstrated that, among the twenty one heavily pretreated patients in part 1 of the study, two had a partial response and five had stable disease, and no dose limiting toxicities were observed, (iii) the U.S. launch of ZEJULA™ is off to a strong start with approximately 800 new patient starts since approval and prescriptions written by more than 600 physicians, (iv) the U.S. Food and Drug Administration (“FDA”) has accepted for review the re-submission of the Company’s New Drug Application (NDA) for an intravenous (IV) formulation of rolapitant, that the FDA has classified it as a Class 2 resubmission and set a target action date under the Prescription Drug User Fee Act (PDUFA) of October 28, 2017, and that the Company is now planning a fourth quarter launch of VARUBI® IV, and (v) sales volume of VARUBI® oral tablets in the U.S. was 2,786 units and 3,179 units in April and May of 2017, respectively.  Additional information related to these announcements is contained in the press released furnished as Exhibit 99.1 to this Current Report, and a replay of the webcast is available on the Investors section of the Company’s website at tesarobio.com.

To the extent that statements contained in this Current Report are not descriptions of historical facts, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as “may,” “will,” “expect,” “anticipate,” “estimate,” “intend,” and similar expressions (as well as other words or expressions referencing future events, conditions, or circumstances) are intended to identify forward-looking statements.  Forward-looking statements in this Current Report involve substantial risks and uncertainties that could cause results to differ significantly from those expressed or implied by the forward-looking statements.  Such risks and uncertainties include, among others, the uncertainties inherent in the execution and completion of clinical trials, uncertainties surrounding the timing of availability of data from clinical trials, uncertainties surrounding our ongoing discussions with and potential actions and approvals by regulatory authorities, , uncertainties regarding certain expenditures, risks related to manufacturing and supply, risks related to intellectual property, and other matters that could affect our development plans and the availability or commercial potential of our drug candidates. TESARO undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see TESARO’s Annual Report on Form 10-K for the year ended December 31, 2016 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2017

Section 8 — Other Events

Item 8.01.  Other Events.

Furnished as Exhibit 99.1 to this Current Report is a press release issued by TESARO, Inc. on June 3, 2017, in connection with the investor briefing described in Item 7.01 above.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

99.1	TESARO, Inc. press release issued June 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESARO, Inc.

	By:	/s/ Joseph L. Farmer
Joseph L. Farmer
Senior Vice President, General Counsel and Secretary

Dated: June 5, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	TESARO, Inc. press release issued June 3, 2017.